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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                Percentage
                                                                                    of
  Parent (at December 31, 2004)                   Subsidiary                    Ownership
  -----------------------------                   ----------                    ---------
Bay View Capital Corporation        Bay View Acceptance Corporation                100%
Bay View Capital Corporation        Bay View Securitization Corporation (1)        100%
Bay View Capital Corporation        Bay View Capital I (1) (2)                     100%
Bay View Capital Corporation        FMAC Insurance Services (1)                    100%
Bay View Capital Corporation        FMAC 2000-A Holding Company (1)                100%
Bay View Capital Corporation        FMAC Franchise Receivables Corporation (1)     100%
Bay View Capital Corporation        Bay View Commercial Finance Group (1)          100%
Bay View Capital Corporation        MoneyCare, Inc. (1)                            100%
Bay View Capital Corporation        Bay View Auxiliary Corporation (1)             100%
Bay View Acceptance Corporation     Bay View Receivables Corporation               100%
Bay View Acceptance Corporation     Bay View Transaction Corporation               100%

(1)  Inactive subsidiaries.

(2)  Deconsolidated based on FIN 46.


The financial statements of the Registrant are consolidated with those of its subsidiaries.